UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REALITY SHARES ETF TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Reality Shares

402 West Broadway, Suite 920

San Diego, CA 92101

REALITY SHARES [FUND NAME] ETF

NOTICE OF ADJOURNMENT OF SPECIAL MEETING OF SHAREHOLDERS

WE NEED YOUR HELP

Dear Shareholder,

We need your help! Today, the Special Meeting of Shareholders of the Reality Shares [FUND NAME] ETF (ticker symbol: [XXXX]), of which you own shares, scheduled to be held on October 23, 2020, was adjourned to November 20, 2020 to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you still have not cast your proxy voting instructions. It is critical that we receive your response so that we may proceed with the important business of the Fund.

PLEASE take a moment to cast your vote TODAY. We wish to avoid any further costs associated with following up on this matter.

As discussed in more detail in the Combined Proxy Statement and Prospectus, shareholders of record of the Fund are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize the Fund with and into the Siren DIVCON [FUND NAME] ETF, a separate series of Siren ETF Trust. The Board of Trustees of the Fund believes that the proposal is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal.

For more information regarding the proposal, please refer to the proxy materials, which can be found at vote.proxyonline.com/reality/docs/2020.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-207-3156 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Eric Ervin

President

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-207-3156. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO